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                                                                    Exhibit 99.1


                           COMPANY CONTACT:  Vion Pharmaceuticals, Inc.
                                             Alan Kessman, CEO
                                             (203) 498-4210 ph
                    COMMUNICATIONS CONTACT:  Weber Shandwick Worldwide
                                             Julie Tu/Alison Ziegler (investors)
                                             (212) 445-8456 ph
                                             Rubenstein Associates
                                             Robin Wagge (media)
                                             (212) 843-8006 ph

             Vion Pharmaceuticals Holds Annual Shareholder Meeting

NEW HAVEN, CT, June 5, 2002 - VION PHARMACEUTICALS, INC. (NASDAQ NM: VION) holds its 2002 Annual Meeting of Stockholders today at The Kitano Hotel, 66 Park Avenue in New York City at 10:00 a.m. The Company will discuss the recent announcement of a realignment of priorities and new clinical objectives for its three anticancer agents. Slides will be available on the Vion web site www.vionpharm.com at 10:45 a.m.

1. Corporate Goals. Vion's corporate goals are to be in Phase III clinical trials with Triapine'r' and/or VNP40101M in 2004, based on evidence from Phase II trials commencing in 2002 and 2003, and to improve tumor colonization in its TAPET'r' program to advance the technology in clinical trials.

2. Triapine'r'. Triapine'r' is a potent inhibitor of a key step in DNA synthesis and repair. The compound has been well tolerated and has demonstrated anticancer effects in Phase I trials.

        Additional Phase II Single Agent Trials in Solid Tumors Planned. The Company plans to begin additional Phase II studies of Triapine'r' as a single agent in head and neck and prostate cancer in 2002.

        Combination Studies in Solid Tumors Move Ahead. The Company reported pre-clinical studies that demonstrated that Triapine'r' enhances cellular uptake and incorporation into DNA of gemcitabine. In Phase I trials of Triapine'r' in combination with gemcitabine or other anticancer agents, good tolerability and partial responses have been observed. The Company expects to begin a Phase II randomized trial of Triapine'r' in combination with gemcitabine in non-small cell lung cancer in the first quarter of 2003. A Phase II trial of Triapine'r' in combination with gemcitabine in pancreatic cancer is also expected to commence in the first quarter of 2003.

        Leukemia Trial Planned. Phase I single agent trials in leukemia are expected to be complete by late summer. As a single agent in the treatment of refractory leukemia, Triapine'r' caused reduction of leukemia cell counts in most patients. Dose escalation in these trials continues. The Company expects to begin a Phase I/II trial of Triapine'r' in combination with gemtuzamab in relapsed acute myeloid leukemia in the first quarter of 2003.

3. Sulfonyl Hydrazine Prodrugs (SHP). The SHP family is a group of anticancer agents with alkylating (DNA-damaging) activity. The first candidate chosen for clinical trials, VNP40101M, also inhibits an enzyme that repairs the damage it causes to the DNA, thus enhancing cancer cell death. VNP40101M also showed broad anti-tumor activity in pre-clinical studies and was able to cross the blood brain barrier, which prevents the entry of many anticancer agents into the brain.

        Clinical Progress. A Phase I trial of VNP40101M administered once monthly is ongoing. Dose escalation has continued through 10 dose levels, with minimal to no toxicity seen. A Phase I trial of weekly administration, the schedule predicted to have greatest activity based on pre-



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   clinical studies, will begin in the fourth quarter of 2002.

        Phase II Trials in Solid Tumors Planned. The Company expects to begin two Phase II studies in patients with aggressive brain tumors, the first beginning in the fourth quarter of 2002 and the second in the first half of 2003. Additional Phase II studies are also planned to begin in the first half of 2003.

        Leukemia Trial Planned. A Phase I trial in acute leukemia is expected to begin in the third quarter of 2002.

4. TAPET'r'. TAPET'r' is a genetically modified Salmonella vector that has demonstrated preferential accumulation in tumors in pre-clinical studies when administered intravenously, and is therefore a promising vector for delivery of continuous and high concentrations of anticancer proteins directly into tumors. VNP20009 is Vion's first generation TAPET'r' vector.

        Report on Phase I Intravenous Administration Trials. The Company reported that in three clinical trials of VNP20009 delivered intravenously over 30 minutes or 4 hours, 49 patients were treated, and biopsies were taken from tumors of 18 patients who received the three highest dose levels administered in the trials. Of these 18 biopsies, 17 could be evaluated and bacteria were detected in 5 out of 17 or 29%. An acceptable level of bacterial colonization of the tumor was achieved in 2 out of 17 or 12%.

        Clinical Conclusions to Date. VNP20009 has been shown to colonize tumors in humans when delivered by direct injection into tumor, but when delivered by intravenous injection, acceptable bacterial levels in tumors have not been achieved in most patients. Bacteria were cleared very rapidly from the human body, and thus the Company believes that a clinical trial in which VNP20009 is delivered intravenously in conjunction with modulation of the immune system is the next step in the TAPET'r' clinical development plan.

        Phase I Immune Modulation Trial Planned. The objective of this clinical trial, planned to begin in the third quarter of 2002, is to improve VNP20009's colonization of human tumors by inhibition of T-cells, which may be responsible for clearing of the bacteria before adequate colonization of the tumor. Inhibition of T-cells will be accomplished by dosing the patient with a short course of cyclosporine and methotrexate at the time of infusion. Inhibition of T-cells was shown to lower the threshold dose for tumor colonization in mouse models.

        Second Generation TAPET'r' Vectors. The Company announced that several second generation TAPET vectors are under evaluation, with characteristics that should drive improved colonization of human tumors.

5. Financial Update. The Company plans to continue to pursue corporate development partners for its compounds and will seek additional financing in 2003 to pursue advancement into Phase III trials. The Company reported $19 million in cash, cash equivalents and investments as of March 31, 2002 and expects that cash expenditures for the nine-month period beginning April 1 and ending December 31, 2002 will total $10 million. Savings for the second half of 2002 from the recent expense reduction are expected to total $3.5 million.

Vion Pharmaceuticals, Inc. is a biotechnology company developing novel agents for the treatment of cancer. Vion's portfolio of agents includes Triapine'r', a potent inhibitor of a key step in DNA synthesis and repair, currently in Phase I combination studies and Phase II single agent trials; VNP40101M, a unique DNA alkylating agent currently in Phase I clinical trials; and TAPET'r', a modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its research and product development programs, visit the company's Internet web site at www.vionpharm.com.



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Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding the company's future business prospects, plans, objectives, expectations and intentions are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in Vion Pharmaceuticals' Registration Statement filed on Form S-3/A (file no. 333-95671). In particular, investors should note that the results of preclinical studies and early human clinical trials performed to date may not be predicative of results in future trials or of safety or efficacy of products in human. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.